Exhibit 3.1

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 N. Carson Street
Carson City, NV 89701
(775) 684-5708

DEANN TELLO
1700 S. Pavilion Center Drive Ste. 700
Las Vegas, NV 89135,
USA

Work Order #: NV260929M11485

Receipt Version: 1
Trust Account #: 750805

Special Handling Instructions:

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Unit Price	Amount
Withdrawal of Designation	Designation Withdrawal	F202609291257	09/29/2026 09:22 AM	Approved	1	$175.00	$175.00
Withdrawal of Designation	Expedite Fee	F202609291257	09/29/2026 09:22 AM	Approved	1	$500.00	$500.00
Total							$675.00

Payments

Type	Description	Payment Status	Amount
Trust Account	PC2026092900785	Success	$675.00
Total			$675.00

Credit Balance: $0.00

DEANN TELLO
1700 S. Pavilion Center Drive Ste. 700
Las Vegas, NV 89135
USA

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: ChronoScale Holdings Corporation Entity or Nevada Business Identification Number (NVID): NV20263597188
2. Effective Date and Time: (Optional)	Certificate of Designation or Amendment to Designation Only Date: Time: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
3. Class or Series of Stock Being Designated or Amended:	Enter the name of the class or series of stock being designated or amended: Enter the number of shares being designated:
4. Stock Class or Series Amendment:	☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series** As of the date of this certificate, no shares of this class or series of stock has been issued.
	☐ **Certificate of Amendment to Designation - After Issuance of Class or Series** Unless the governing documents say otherwise, the board may amend a class or series of stock only with required stockholder approval. Stockholders holding a majority of the voting power must approve the amendment, unless a higher percentage is required. Approval must include: • Shareholders of the stock being changed • Shareholders of any stock with a higher payout priority if the company dissolves, even if those shareholders normally do not have voting rights. **Class or Series Name After Amendment:** Enter "N/A" if the name is not changing. Number of Shares After Amendment:

You must include the filing fee with this form. The filing fee is $175.00.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

Certificate of Designation

Certificate of Amendment to Designation - Before Issuance of Class or Series

Certificate of Amendment to Designation - After Issuance of Class or Series

Certificate of Withdrawal of Certificate of Designation

5. Resolution: Complete for Certificate of Designation and Amendment to Designation	Pursuant to the articles of incorporation and by resolution of the board of directors, this certificate establishes or amends the voting powers, designations, preferences, limitations, restrictions, and relative rights of the class or series of stock described below. Attach additional page(s) if necessary.
6. Withdrawal: Pursuant to 78.1955(6)	Designation being withdrawn: Series B Convertible Preferred Stock Date of designation: 06/30/2026 As of the date of this filing, no shares of this class or series of stock has been issued for the above certificate of designation. This certificate authorized the withdrawal of the designation by resolution of the board of directors described below: See attached resolution of the Board of Directors. Attach additional page(s) if necessary.
7. Signature: (Required)	**Declaration under penalty of perjury:** The organization acknowledges that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing with the Office of the Secretary of State. This form must be signed by an officer of the corporation (a natural person, not an entity). Jerome — Print First Name Wong — Print Last Name CFO — Print Title X /s/ Jerome Wong — Signature of Officer 9/28/2026 — Date

You must pay the appropriate fee of $175.00 with this filing.